Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------------


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                               ALLTEL Corporation
             (Exact name of Registrant as specified in its charter)


          Delaware                                             34-0868285
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)


                                One Allied Drive
                           Little Rock, Arkansas 72202
                                 (501) 905-8000
                        (Address, including zip code, of
                          principal executive offices)
                      -------------------------------------



        LINCOLN TELECOMMUNICATIONS COMPANY 1989 STOCK AND INCENTIVE PLAN


                            (Full title of the plans)
                     --------------------------------------


                                Francis X. Frantz
                  Executive Vice President - External Affairs,
                          General Counsel and Secretary
                                One Allied Drive
                           Little Rock, Arkansas 72202
                                 (501) 905-8000
          (Name and address, including zip code, and telephone number, including area code, of agent for service)


                    ----------------------------------------




                        CALCULATION OF REGISTRATION FEE

================================================================================
                                        Proposed    Proposed
                                         Maximum     Maximum
                              Amount    Offering    Aggregate     Amount of
Title of Securities to be     To Be       Price     Offering     Registration
        Registered          Registered  Per Share    Price           Fee

      Common Stock,
    $1.00 Par Value(1)      138,858(2)     N/A     $4,319,388   $1,200.79(3)
================================================================================

         (1) Rights to purchase Series K Preferred Stock of ALLTEL Corporation ("ALLTEL") are attached to and trade with the ALLTEL Common Stock.

         (2) Represents the aggregate number of shares of the Common Stock, par value $1.00 per share, of ALLTEL issuable upon the exercise of the outstanding stock options granted by Aliant Communications Inc. ("Aliant") under the Lincoln Telecommunications Company 1989 Stock and Incentive Plan (the "Stock and Incentive Plan"), which options were assumed by ALLTEL pursuant to the Agreement and Plan of Merger, dated as of December 18, 1998, among ALLTEL, Pinnacle Merger Sub, Inc., a wholly owned subsidiary of ALLTEL, and Aliant. Pursuant to Rule 416, there are also registered hereunder an indeterminate number of additional shares as may become subject to awards under the Stock and Incentive Plan as a result of any antidilution provisions contained therein.

         (3) The registration fee has been computed in accordance with paragraph
(h) of Rule 457, based upon the stated exercise price of previously granted options.

                                     PART I

                                EXPLANATORY NOTE

         The information called for by Part I of Form S-8 is included in the description of the Stock and Incentive Plan delivered to persons purchasing shares pursuant to the Stock and Incentive Plan. Pursuant to the Note to Part I of Form S-8, that information is not being filed with or included in this Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by ALLTEL with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates of filing:

         (1) ALLTEL's Current Report on Form 8-K dated October 12, 1999;

         (2) ALLTEL's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Form 10-K/A filed March 26, 1999 and Form 10-K/A filed
April 30, 1999 (except for Item 8 - Financial Statements and Supplementary
Data);

         (3) ALLTEL's Quarterly Report on Form 10-Q for each of the quarters ended March 31, 1999 and June 30, 1999;

         (4) The description of ALLTEL's Common Stock contained in the registration statements filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description; and

         (5) The description of the Rights Agreement contained in the registration statement on Form 8-A dated February 3, 1997.

         In addition, all documents subsequently filed by ALLTEL pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of ALLTEL Common Stock being registered hereunder is being passed upon for ALLTEL by Kutak Rock, 425 West Capitol Avenue, Suite 1100, Little Rock, Arkansas 72201. Certain attorneys of Kutak Rock's Little Rock office (the location of the attorneys participating on ALLTEL's behalf) beneficially owned 8,050 shares of ALLTEL Common Stock at October 12, 1999.

Item 6.  Indemnification of Directors and Officers.

         Article VII of the Amended and Restated Certificate of Incorporation of ALLTEL (the "Certificate") provides for the indemnification of directors, officers, agents, and employees for expenses incurred by them and judgments rendered against them in actions, suits or proceedings in relation to certain matters brought against them as such directors, officers, agents, and employees, respectively. In accordance with Section 145 of the Delaware General Corporation Law, Article VII of the Certificate requires ALLTEL to advance expenses incurred by a director in a legal proceeding prior to final disposition of the proceeding.

         In addition, as permitted under the Delaware General Corporation Law, ALLTEL has entered into indemnity agreements with its directors and officers. Under the indemnity agreements, ALLTEL will indemnify its directors and officers to the fullest extent permitted or authorized by the Delaware General Corporation Law, as it may from time to time be amended, or by any other statutory provisions authorizing or permitting such indemnification. Under the terms of ALLTEL's directors and officers liability and company reimbursement insurance policy, directors and officers of ALLTEL are insured against certain liabilities, including liabilities arising under the Securities Act of 1933. ALLTEL will indemnify such directors and officers under the indemnity agreements from all losses arising out of claims made against them, except those based upon illegal personal profit, recovery of short-swing profits, or dishonesty; provided, however, that ALLTEL's obligations will be satisfied to the extent of any reimbursement under such insurance.

         The Delaware General Corporation Law permits a Delaware corporation to indemnify directors, officers, employees, and agents under some circumstances, and mandates indemnification under certain limited circumstances. The Delaware General Corporation Law permits a corporation to indemnify a director, officer, employee, or agent for expenses actually and reasonably incurred, as well as fines, judgments and amounts paid in settlement in the context of actions other than derivative actions, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification against expenses incurred by a director, officer, employee or agent in connection with his defense of a proceeding against such person for actions in such capacity is mandatory to the extent that such person has been successful on the merits. If a director, officer, employee, or agent is determined to be liable to the corporation, indemnification for expenses is not allowable, subject to limited exceptions where a court deems the award of expenses appropriate. The Delaware General Corporation Law grants express power to a Delaware corporation to purchase liability insurance for its directors, officers, employees, and agents, regardless of whether any such person is otherwise eligible for indemnification by the corporation. Advancement of expenses is permitted, but a person receiving such advances must repay those expenses if it is ultimately determined that he is not entitled to indemnification.

         The Certificate provides for indemnification to the fullest extent permitted by the Delaware General Corporation Law, as amended from time to time. Under the Certificate, any expansion of the protection afforded directors, officers, employees, or agents by the Delaware General Corporation Law will automatically extend to ALLTEL's directors, officers, employees, or agents, as the case may be.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         5.1 Opinion of Kutak Rock as to the legality of the shares being registered (filed herewith).

         23.1 Consent of Kutak Rock (included in the opinion filed as Exhibit 5.1 herewith).

         23.2     Consent of Arthur Andersen LLP (filed herewith).

         24.1     Powers of Attorney (filed herewith).

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424
                  (b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  provided; however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on October 13, 1999.

                                    ALLTEL CORPORATION



                                    By: *Joe T. Ford
                                        ----------------------------------------
                                        Joe T. Ford
                                        Chairman and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 13th day of October, 1999.



        Signature                        Title

*Joe T. Ford                      Chairman, Chief Executive
-----------------------------       Officer, and Director
(Joe T. Ford)

*Dennis E. Foster                 Vice Chairman and Director
-----------------------------
(Dennis E. Foster)

*Scott T. Ford                    President, Chief Operating
-----------------------------       Officer, and Director
(Scott T. Ford)

*Jeffery R. Gardner               Senior Vice President-
-----------------------------     Finance and Treasurer
(Jeffery R. Gardner)          (Principal Accounting Officer)

*John R. Belk                              Director
-----------------------------
(John R. Belk)

*Lawrence L. Gellerstedt, III              Director
-----------------------------
(Lawrence L. Gellerstedt, III)

*Charles H. Goodman                        Director
-----------------------------
(Charles H. Goodman)

*W. W. Johnson                             Director
-----------------------------
(W. W. Johnson)

*Emon A. Mahony, Jr.                       Director
-----------------------------
(Emon A. Mahony, Jr.)

*John P. McConnell                         Director
-----------------------------
(John P. McConnell)

*Josie C. Natori                           Director
-----------------------------
(Josie C. Natori)

*Frank E. Reed                             Director
-----------------------------
(Frank E. Reed)

*Ronald Townsend                           Director
-----------------------------
(Ronald Townsend)

*William H. Zimmer                         Director
-----------------------------
(William H. Zimmer)


*By:    /s/ Francis X. Frantz
        ----------------------
          (Francis X. Frantz
          Attorney-in-Fact)

                                INDEX TO EXHIBITS


Number            Exhibit
------            -------
5.1               Opinion of Kutak Rock as to the legality of the shares being registered (filed herewith).

23.1              Consent of Kutak Rock (included in the opinion in Exhibit
                  5.1).

23.2              Consent of Arthur Andersen LLP (filed herewith).

24.1              Powers of Attorney (filed herewith).